UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): March 30, 2011
VERISK ANALYTICS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-34480	26-2994223

(State or other jurisdiction	(Commission File Number)	(IRS Employer Identification
of incorporation)		No.)

545 Washington Boulevard, Jersey City, NJ	07310

(Address of principal executive offices)	(Zip Code)
Registrant’s telephone number, including area code: (201) 469-2000

(Former name or former address, if changed since last report.)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐   Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐   Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐   Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On March 30, 2011, Verisk Analytics, Inc. (the “Company”) entered into an Underwriting Agreement (the “Underwriting Agreement”), by and among the Company, the Guarantors (defined below) and J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein (the “Underwriters”), pursuant to which the Company agreed to sell to the Underwriters $450,000,000 aggregate principal amount of its 5.800% Senior Notes due 2021 (the “Notes”). The Notes are fully and unconditionally guaranteed, jointly and severally, by various of the Company’s subsidiaries (the “Guarantors”) on a senior, unsecured basis (the “Guarantees” and, together with the Notes, the “Securities”). The Securities, which were offered and sold pursuant to the Underwriting Agreement, were registered pursuant to the Company’s shelf registration statement on Form S-3 (File No. 333-173135), which became automatically effective on March 29, 2011.
     The Underwriting Agreement contains customary representations, warranties and covenants of the Company and the Guarantors, conditions to closing, indemnification obligations of the Company, the Guarantors and the Underwriters, and termination and other customary provisions.
     The foregoing description of the Underwriting Agreement does not purport to be complete and is qualified in its entirety by reference to the full text of the document which is attached as Exhibit 1.1 to this Current Report on Form 8-K and incorporated by reference herein.
Item 8.01. Other Events
     In connection with the offering of the Notes, the Company is filing the computation of Ratio of Earnings to Fixed Charges under Exhibit 12.1 to this Current Report on Form 8-K.
Item 9.01. Financial Statements and Exhibits
(d) Exhibits
     The following exhibits are filed as part of this Report.

Exhibit	Description

1.1	Underwriting Agreement, dated as of March 30, 2011, by and among Verisk Analytics, Inc., the guarantors named therein, J.P. Morgan Securities LLC and Merrill Lynch, Pierce, Fenner & Smith Incorporated, as representatives of the underwriters named therein.

12.1	Computation of Ratio of Earnings to Fixed Charges

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISK ANALYTICS, INC.
Date: March 31, 2011	By:	/s/ Kenneth E. Thompson
		Name:	Kenneth E. Thompson
		Title:	Executive Vice President, General Counsel and Corporate Secretary

3